Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2015 Fourth Quarter and Full Year Results
Record Operating Cash Generation for the Year

Fremont, Calif., - January 7, 2016 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2015.

	Q4 FY15	Q4 FY14	Net change
Revenue ($M)	$3,550	$3,824	-7.2%
Operating income ($M)	$105.0	$99.7	5.3%
Non-GAAP operating income ($M)(1)	$120.0	$124.9	-3.9%
Operating margin	2.96%	2.61%	35 bps
Non-GAAP operating margin(1)	3.38%	3.27%	11 bps
Net income attributable to SYNNEX Corporation ($M)	$62.2	$57.1	8.9%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$71.6	$72.7	-1.4%
Diluted EPS	$1.56	$1.44	8.3%
Non-GAAP Diluted EPS(1)	$1.80	$1.83	-1.6%
(1) Non-GAAP financial measures exclude the impact of acquisition and other integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

“We delivered another solid quarter with Technology Solutions showing sequential growth in line with expectations,” stated Kevin Murai, President and Chief Executive Officer. He added, “Concentrix delivered another outstanding quarter as we benefitted from a healthy pipeline and strong execution.”

Fiscal 2015 Fourth Quarter Highlights:

•
Technology Solutions: Revenue was $3.2 billion, down 8.8% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business decreased by 6.2% compared with last year. Technology Solutions generated operating income of $80.4 million, or 2.53% of segment revenue, compared with $94.9 million, or 2.72% of segment revenue, in the fiscal fourth quarter of 2014.

•
Concentrix: Revenue was $373.6 million, a 9.3% increase from the $342.0 million in revenue generated during the fourth quarter of last year. Adjusting for the translation effect of foreign currencies, Concentrix revenue grew 15.3% compared with last year. Operating income was $24.4 million, or 6.53% of Concentrix revenue, compared with $4.7 million in the prior fiscal year quarter. Non-GAAP operating income was $38.8 million, or 10.38% of segment revenue, for fiscal fourth quarter of 2015, compared with $29.1 million, or 8.52% of segment revenue, in the fiscal fourth quarter of 2014.

•
The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 9.2% compared with 8.3% in the prior year fiscal fourth quarter. Excluding the impact of acquisition and integration expenses and amortization of intangibles, the trailing fiscal four quarters ROIC was 10.4%.

•	The debt to capitalization ratio was 28.9%, down from 37.2% in the prior fiscal year fourth quarter.

•	Depreciation and amortization were $13.4 million and $13.0 million, respectively.

•	Cash generated from operations was approximately $102 million for the quarter.

	FY15	FY14	Net change
Revenue ($M)	$13,338	$13,840	-3.6%
Operating income ($M)	$354.6	$308.5	14.9%
Non-GAAP operating income ($M)(1)	$419.4	$406.7	3.1%
Operating margin	2.66%	2.23%	43 bps
Non-GAAP operating margin(1)	3.14%	2.94%	20 bps
Net income attributable to SYNNEX Corporation ($M)	$208.5	$180.0	15.8%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$249.9	$242.3	3.1%
Diluted EPS	$5.24	$4.57	14.7%
Non-GAAP Diluted EPS(1)	$6.28	$6.16	1.9%

(1) Non-GAAP financial measures exclude the impact of acquisition and other integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

Fiscal 2015 Highlights:

•
Technology Solutions: Revenue was $11.9 billion, down 6.4% from the prior fiscal year. Adjusting for the translation effect of foreign currencies, the Technology Solutions business decreased by 3.7% compared with last year. Technology Solutions operating income was $303.0 million, or 2.54% of segment revenue compared with $305.5 million, or 2.40% of segment revenue, in fiscal 2014.

•
Concentrix: Revenue was $1.4 billion, a 29.2% increase from the $1.1 billion in revenue generated during last year. Adjusting for the IBM CRM acquisition and translation effect of foreign currencies, Concentrix revenue grew 12.2% compared with last year. Operating income was $51.1 million, or 3.61% of Concentrix revenue, compared with $2.5 million in the prior fiscal year. Non-GAAP operating income was $113.4 million, or 8.00% of segment revenue, for fiscal 2015, compared with $97.1 million, or 8.86% of segment revenue, in fiscal 2014.

•	Depreciation and amortization were $48.8 million and $54.8 million, respectively.

•	Cash generated from operations was approximately $659 million for the year.

Fiscal 2016 First Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2016 first quarter. Non-GAAP financial measures exclude acquisition and other integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.23 billion to $3.33 billion.

•	Non-GAAP net income is expected to be in the range of $53.6 million to $55.6 million.

•	Non-GAAP diluted earnings per share is expected to be in the range of $1.34 to $1.39.

•	After-tax amortization of intangibles is expected to be $7.7 million, or $0.19 per share.

•	We anticipate a negative currency impact on revenue of approximately $55 million.

Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.20 per common share. The dividend will be payable on January 29, 2016 to stockholders of record as of the close of business on January 15, 2016.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions.  Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in 26 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration expenses related to the IBM CRM acquisition and the related tax effects thereon. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of debt and equity, net of cash and cash equivalents in the United States.  ROIC excluding the impact of IBM CRM acquisition and integration expenses and amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2016 first quarter as to revenue, non-GAAP net income, non-GAAP diluted earnings per share, after-tax amortization of intangibles, currency impact, investments, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2014 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2016 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	November 30, 2015	November 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$336,072	$180,143
Restricted cash	88,558	34,269
Short-term investments	5,546	7,128
Accounts receivable, net	1,759,491	2,091,511
Receivable from related parties	114	332
Inventories	1,328,967	1,398,463
Current deferred tax assets	40,510	34,310
Other current assets	90,523	153,833
Total current assets	3,649,781	3,899,989
Property and equipment, net	248,627	200,803
Goodwill	298,785	314,213
Intangible assets, net	166,567	229,684
Deferred tax assets	19,849	10,790
Other assets	60,538	57,563
Total assets	$4,444,147	$4,713,042

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$92,093	$716,257
Accounts payable	1,445,194	1,585,606
Payable to related parties	7,661	5,129
Accrued compensation and benefits	135,453	125,733
Other accrued liabilities	218,687	265,875
Income taxes payable	19,069	23,129
Total current liabilities	1,918,157	2,721,729
Long-term borrowings	638,798	264,246
Other long-term liabilities	76,582	60,215
Deferred tax liabilities	10,713	12,867
Total liabilities	2,644,250	3,059,057
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	40
Additional paid-in capital	411,687	384,625
Treasury stock	(51,287)	(32,723)
Accumulated other comprehensive income (loss)	(55,237)	(6,628)
Retained earnings	1,494,178	1,308,244
Total SYNNEX Corporation stockholders’ equity	1,799,381	1,653,558
Noncontrolling interest	516	427
Total equity	1,799,897	1,653,985
Total liabilities and equity	$4,444,147	$4,713,042

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2015	November 30, 2014	November 30, 2015	November 30, 2014
Revenue:
Products	$3,179,751	$3,485,032	$11,936,282	$12,755,264
Services	369,866	338,837	1,402,115	1,084,326
Total revenue	3,549,617	3,823,869	13,338,397	13,839,590
Cost of revenue:
Products	(3,012,292)	(3,295,645)	(11,276,819)	(12,075,828)
Services	(224,589)	(214,602)	(869,787)	(664,758)
Gross profit	312,736	313,622	1,191,791	1,099,004
Selling, general and administrative expenses	(207,771)	(213,950)	(837,239)	(790,497)
Operating income	104,965	99,672	354,552	308,507
Interest expense and finance charges, net	(7,246)	(6,927)	(26,296)	(25,187)
Other income (expense), net	606	(1,261)	(1,061)	962
Income before income taxes	98,325	91,484	327,195	284,282
Provision for income taxes	(36,101)	(34,376)	(118,588)	(104,132)
Net income	62,224	57,108	208,607	180,150
Net income attributable to noncontrolling interest	(67)	(28)	(82)	(116)
Net income attributable to SYNNEX Corporation	$62,157	$57,080	$208,525	$180,034
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.57	$1.45	$5.28	$4.61
Diluted	$1.56	$1.44	$5.24	$4.57
Weighted-average common shares outstanding:
Basic	39,134	38,874	39,061	38,490
Diluted	39,431	39,223	39,352	38,845
Cash dividends declared per share	$0.20	$0.13	$0.58	$0.13

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2015	November 30, 2014	November 30, 2015	November 30, 2014
Revenue:
Technology Solutions	$3,179,819	$3,485,075	$11,936,660	$12,755,514
Concentrix	373,639	341,971	1,416,670	1,096,214
Inter-segment elimination	(3,841)	(3,177)	(14,933)	(12,138)
Consolidated	$3,549,617	$3,823,869	$13,338,397	$13,839,590

Operating income:
Technology Solutions	$80,438	$94,897	$302,950	$305,499
Concentrix	24,408	4,657	51,127	2,455
Inter-segment elimination	119	118	475	553
Consolidated	$104,965	$99,672	$354,552	$308,507

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Fiscal Year Ended
	November 30, 2015	November 30, 2014	November 30, 2015	November 30, 2014
Operating income and Operating margin
Consolidated
Revenue	$3,549,617	$3,823,869	$13,338,397	$13,839,590

GAAP operating income	$104,965	$99,672	$354,552	$308,507
IBM CRM acquisition and other integration expenses	2,038	8,455	10,109	43,036
Amortization of intangibles	12,985	16,734	54,756	55,161
Non-GAAP operating income	$119,988	$124,861	$419,417	$406,704
Depreciation	13,449	11,368	48,754	36,538
Adjusted EBITDA	$133,437	$136,229	$468,171	$443,242

GAAP operating margin	2.96%	2.61%	2.66%	2.23%
Non-GAAP operating margin	3.38%	3.27%	3.14%	2.94%

Technology Solutions
Revenue	$3,179,819	$3,485,075	$11,936,660	$12,755,514

GAAP operating income	$80,438	$94,897	$302,950	$305,499
Amortization of intangibles	652	727	2,630	3,538
Non-GAAP operating income	$81,090	$95,624	$305,580	$309,037
Depreciation	3,307	2,810	12,475	10,817
Adjusted EBITDA	$84,397	$98,434	$318,055	$319,854

GAAP operating margin	2.53%	2.72%	2.54%	2.40%
Non-GAAP operating margin	2.55%	2.74%	2.56%	2.42%

Concentrix
Revenue	$373,639	$341,971	$1,416,670	$1,096,214

GAAP operating income	$24,408	$4,657	$51,127	$2,455
IBM CRM acquisition and other integration expenses	2,038	8,455	10,109	43,036
Amortization of intangibles	12,333	16,007	52,126	51,623
Non-GAAP operating income	$38,779	$29,119	$113,362	$97,114
Depreciation	10,261	8,790	36,755	25,953
Adjusted EBITDA	$49,040	$37,909	$150,117	$123,067

GAAP operating margin	6.53%	1.36%	3.61%	0.22%
Non-GAAP operating margin	10.38%	8.52%	8.00%	8.86%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Fiscal Year Ended
	November 30, 2015	November 30, 2014	November 30, 2015	November 30, 2014
Net income
Net income attributable to SYNNEX Corporation	$62,157	$57,080	$208,525	$180,034
IBM CRM acquisition and other integration expenses, net of taxes(1)	1,283	5,181	6,445	27,357
Amortization of intangibles, net of taxes(1)	8,194	10,416	34,910	34,956
Non-GAAP net income attributable to SYNNEX Corporation	$71,634	$72,677	$249,880	$242,347

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$62,157	$57,080	$208,525	$180,034
Less: net income allocated to participating securities	(673)	(715)	(2,413)	(2,386)
Net income attributable to SYNNEX Corporation common stockholders	61,484	56,365	206,112	177,648
IBM CRM acquisition and other integration expenses attributable to SYNNEX Corporation common stockholders, net of taxes(1)	1,270	5,118	6,380	27,001
Amortization of intangibles attributable to SYNNEX Corporation common stockholders, net of taxes(1)	8,103	10,288	34,494	34,501
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$70,857	$71,771	$246,986	$239,150

Weighted-average number of common shares - diluted:	39,431	39,223	39,352	38,845

Diluted EPS(2)	$1.56	$1.44	$5.24	$4.57
IBM CRM acquisition and other integration expenses	0.03	0.13	0.16	0.70
Amortization of intangibles	0.21	0.26	0.88	0.89
Non-GAAP Diluted EPS	$1.80	$1.83	$6.28	$6.16

(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.

(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.1% and 1.2% of the Net income attributable to SYNNEX Corporation for the three months and year ended November 30, 2015, respectively, and approximately 1.3% for both the three months and year ended November 30, 2014.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital

	Trailing Fiscal Four Quarters Ended
	November 30, 2015	November 30, 2014
ROIC
Operating income	$354,552	$308,507
Income taxes on operating income(1)	128,503	113,005
Operating income after taxes	226,049	195,502

Total borrowings (five quarters average)	$804,906	$807,658
Total equity (five quarters average)	1,723,374	1,559,621
Less: U.S. cash and cash equivalents (five quarters average)	(80,476)	(11,954)
Total invested capital	2,447,804	2,355,325

ROIC	9.2%	8.3%

Adjusted ROIC
Non-GAAP operating income	$419,417	$406,704
Income taxes on Non-GAAP operating income(1)	152,013	148,975
Non-GAAP operating income after taxes	267,404	257,729

Total invested capital	$2,447,804	$2,355,325
Tax effected impact of IBM CRM acquisition and other integration expenses and amortization of intangibles (five quarters average)	118,241	64,083
Total Non-GAAP invested capital	2,566,045	2,419,408

Adjusted ROIC	10.4%	10.7%

(1) Income taxes on operating income was calculated using the applicable effective tax rates during the periods presented.

Debt to Capitalization

		November 30, 2015	November 30, 2014
Total borrowings	(a)	$730,891	$980,503
Total equity	(b)	1,799,897	1,653,985
Debt to capitalization	(a)/((a)+(b))	28.9%	37.2%

SYNNEX Corporation
Cash Conversion Cycle
(currency in thousands)

		Three Months Ended
		November 30, 2015	November 30, 2014
Days sales outstanding
Revenue (products and services)	(a)	$3,549,617	$3,823,869
Accounts receivable, including receivable from related parties	(b)	1,759,605	2,091,843
Days sales outstanding	(b)/((a)/the number of days during the period)	45	50

Days inventory outstanding
Cost of revenue (products and services)	(c)	3,236,881	3,510,247
Inventories	(d)	1,328,967	1,398,463
Days inventory outstanding	(d)/((c)/the number of days during the period)	37	36

Days payable outstanding
Cost of revenue (products and services)	(e)	$3,236,881	$3,510,247
Accounts payable, including payable to related parties	(f)	1,452,855	1,590,735
Days payable outstanding	(f)/((e)/the number of days during the period)	41	41

Cash conversion cycle		41	45